Exhibit 10.2

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EMPLOYMENT AGREEMENT
     THIS AGREEMENT (the “Agreement”) is entered into on September 1, 2006 by and between ATARI, INC. (the “Company”) and David Pierce (the “Executive”).
     IN CONSIDERATION of the mutual agreements set forth below, the Company and Executive agree as follows:
     1. Employment:
          (a) Service as President and Chief Executive Officer. During the Term of this Agreement, the Company will employ the Executive as the President and Chief Executive Officer of the Company. The Executive will report directly to the Board of Directors. During the Term of this Agreement, the Executive will have responsibility for overseeing all operating departments of the Company, determining policies, procedures and practices for the Company, developing business plans and strategies, selecting and overseeing senior executive personnel and overseeing development of budgets for presentation to the Board of Directors, and the Executive will have all other duties, responsibilities and authority that are customary for the president and chief executive officer of a publicly traded company, and such other duties commensurate with the scope and dignity of his position as are assigned to him by the Board of Directors and communicated to him by the Chairman of the Board.
          (b) Service on Boards of Directors. During the Term of this Agreement, the Executive will, subject to the mutual agreement of the Executive and of the Board, serve as an officer or director of subsidiaries of the Company or as a director of companies in which the Company has significant equity investments.
     2. Term: The Term of this Agreement will commence on September 5, 2006 (the “Employment Date”) and will continue until August 31, 2009. Notwithstanding anything contained herein to the contrary, the Company will enter into good faith discussions with Executive regarding an extension or renewal of this Agreement not later than one hundred and eighty (180) days prior to the end of the Term. However, this shall not be deemed to bind the Company to renew.
     3. Full Time Employment:
     (a) During the Term of this Agreement, the Executive will devote his full working time and efforts to his duties under this Agreement. Without limiting the generality of the foregoing, the Executive will not engage in any activity which conflicts or interferes with the performance of his duties under this Agreement, except that the Executive may attend to personal and family affairs and investments, be involved in not for profit, charitable and professional activities and, with the prior consent of the Board, not to be unreasonably withheld or delayed, serve on public

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for profit company boards, provided that those activities do not, in aggregate, materially interfere with the Executive’s performance of his duties under this Agreement. The Executive shall be subject to all policies, procedures, directives and rules that may be adopted by the Board of Directors from time to time, provided the Executive has been given written notice thereof or has otherwise in fact been made aware of the existence of the same.
     (b) Executive shall be provided a private office, secretarial services and such other facilities, supplies, personnel and services as are required or reasonably requested for the performance of Executive’s duties hereunder. Executive shall be based in New York City and shall travel as and when Executive or the Board deems such travel to be necessary and appropriate.
     4. Compensation:
          (a) Base Salary: During the Term of this Agreement, the Company will pay the Executive a base salary at the rate of $600,000 per annum, payable in equal installments in accordance with the Company’s customary payroll practice, but no less frequently than monthly. The Executive’s base salary may be reviewed annually by the Compensation Committee of the Board for increase. Any such increase will be in the sole discretion of the Compensation Committee and the Company will have no obligation to increase the Executive’s compensation.
          (b) Annual Incentive Bonus: The Executive will be eligible for an annual incentive payment (the “Incentive Bonus”) with regard to each fiscal year of the Company based on achievement in the fiscal year of revenue and profit targets and the achievement of strategic objectives agreed upon by the Executive and the Board (on recommendation of the Compensation Committee) before the beginning of the fiscal year (or, with regard to the fiscal year during which this Agreement is executed, agreed upon before or promptly after the date of this Agreement).
The Incentive Bonus with regard to a fiscal year will be 50% of the Executive’s then-current annual base salary if the revenue and profit targets for the fiscal year are met or exceeded, plus an additional 50% of the Executive’s then-current annual base if the Compensation Committee determines in its good faith business judgment that the other strategic objectives for the fiscal year are fully met or exceeded, or a lesser percentage or percentages to the extent the revenue and profit targets or the strategic objectives are not achieved.
     Notwithstanding what is said in the preceding paragraph, the Executive’s Incentive Bonus for the fiscal year ending March 31, 2007 (the “2007 Fiscal Year”) will be limited to 50% of the Executive’s annual base salary (the “2007 Bonus Eligibility”). The Executive will receive 50% of the 2007 Bonus Eligibility if before the end of the 2007 Fiscal Year, the Company raises at least twenty-five million dollars in debt or equity financing (not including purchases or sales of assets) with the active participation of the Executive, and the Executive will receive the other 50% of his 2007 Bonus Eligibility if the Executive achieves all of the strategic objectives agreed upon before

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or promptly after the date of this Agreement by the Executive and the Board (on recommendation of the Compensation Committee).
     The Incentive Bonus for the last fiscal year of the Term of this Agreement will be prorated based on the number of days the Executive is employed under this Agreement as a percentage of the total number of days worked in the fiscal year.
          (c) Long-Term Incentive:
               (i) The Company will grant the Executive on the Employment Date, options to purchase 1,000,000 shares of the Company’s common stock with an exercise price equal to the last sale price at the NASDAQ Market on the date of grant. Except as otherwise provided in this Agreement, the stock options granted will become exercisable with respect 25% of the shares to which they relate on the first anniversary of the Employment Date with the remainder vesting 6.25% per quarter thereafter and expire on the tenth anniversary of the Employment Date.
               (ii) The Compensation Committee or the Board may, in its discretion, from time to time grant the Executive additional stock options or other cash or equity based long term incentive awards.
     5. Expenses: The Company will reimburse the Executive for reasonable travel and other expenses incurred by the Executive in the performance of his duties under this Agreement in accordance with the Company Travel and Entertainment policies and procedures established by the Company from time to time for senior executives including requirements for submission of itemized expense statements. During the term of this Agreement, the Executive will have the use of a Company credit card and will be entitled to business-related air travel in business class, or if not available, first class.. Notwithstanding anything contained herein to the contrary, Executive will be entitled to First Class airfare when traveling on flights of four (4) hours or more.
     6. Benefits:
          (a) General. During the Term of this Agreement, the Executive will be entitled to participate in all benefit plans and programs that the Company makes available to its most senior executives. Nothing in this Agreement will, however, preclude the Company from terminating or amending from time to time any employee benefit plan or program.
          (b) Life Insurance. During the Term of this Agreement, the Company will maintain, and pay the premiums for, a policy of insurance on the Executive’s life in the amount of $1,000,000, payable to beneficiaries designated by the Executive, or, if the Executive does not designate beneficiaries, payable to the Executive’s estate.
          (c) Directors and Officers Insurance. Notwithstanding anything contained herein to the contrary, during the Term of this Agreement, Company will obtain and maintain Directors and Officers liability insurance coverage for Executive.

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          (d) Vacation. During the Term of this Agreement, executive will be entitled to, in addition to standard Company holidays, four (4) weeks of paid vacation and the last week in December off during each year of the Term.
     7. Place of Employment: The Executive’s principal office will be at the Company’s office in New York City, New York. The Company may, however, require the Executive to travel to and render services at other locations, as the Company may reasonably deem necessary.
     8. Executive’s Covenants:
          (a) Confidential Information
               (i) Existence of Confidential Information. During the Term of this Agreement, the Executive will have access to information about the Company and its subsidiaries that is not available to the general public and is treated by the Company as confidential (“Confidential Information”). Confidential Information includes all information that the Company treats as trade secrets, proprietary information or confidential information, all other information that has or could have commercial value or other utility to the Company, and all information the disclosure of which could be detrimental to the interests of the Company, whether or not the information is specifically labeled as confidential information by the Company. By way of example, and without limitation, Confidential Information includes information about existing and planned products, business strategies, production techniques, marketing plans, pricing plans, and relationships with suppliers, customers and others with whom the Company or its subsidiaries have business relationships. However, Confidential Information does not include information which (A) is generally available to the public other than as a result of disclosure by the Executive (except disclosure by the Executive in the performance of his duties under this Agreement), (B) was available to the Executive on a non-confidential basis prior to the date of this Agreement, or (C) becomes available to the Executive (x) other than from the Company or a person who disclosed it in violation of a confidentiality obligation to the Company, and (y) not as a result of activities by the Executive on behalf of the Company.
               (ii) Protection of Confidential Information. During and after the Term of this Agreement, the Executive will not use Confidential information for any purpose other than in connection with his duties to the Company and the Executive will not disclose Confidential Information other than to employees of or consultants to the Company or its subsidiaries or other persons who have business relationships with the Company that require the Confidential Information in connection with those business relationships. Notwithstanding anything to the contrary contained herein, the provisions of this Section 8(a) (ii) shall not prevent the Executive from using his personal know-how in subsequent employment that does not violate Section 8(e).
               (iii) Confidentiality Obligations to Third Parities. Without limiting what is said in the preceding subparagraphs, the Executive will not, during or after the Term of this Agreement, violate, or cause the Company to violate, any obligations of the Company to any third person to keep confidential information obtained from, or that otherwise is the property of, that third person.

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               (iv) Required Disclosures. Nothing in this Agreement will prevent the Executive from disclosing any information that he is required by law to disclose. However, the Executive will promptly inform the General Counsel of the Company of any required disclosure, and the Executive will cooperate with the Company in all reasonable ways (at the Company’s expense) to minimize the extent to which he is required to disclose Confidential Information, including, at the request of the Company, cooperating in efforts by the Company to obtain a protective order seeking to avoid or limit a requirement that the Executive disclose Confidential Information.
          (b) Assistance with Regard to Intellectual Property Rights. The Executive will assist the Company in all reasonable ways to obtain and enforce United States and foreign intellectual property rights owned by the Company in all countries, including executing, verifying and delivering documents and performing other acts reasonably requested by the Company, and including appearing, at the Company’s expense, as a witness, in order to enable the Company to obtain or enforce Intellectual Property Rights.
          (c) Delivery of Records, Etc. When the Executive’s employment with the Company ceases, the Executive will, at the Company’s expense, turn over to the Company all the Company’s records, and all materials containing Confidential Information, in the Executive’s possession, and the Executive will provide to the Company all information, including passwords, that is necessary to enable the Company to access all information belonging to the Company that has been stored by the Executive on electronic systems maintained by the Company. Without limiting what is said in the preceding sentence, the Executive will not remove from the Company’s premises without its prior written consent any records, documents or equipment belonging to the Company, including those which relate to or contain Confidential Information or Executive Intellectual Properties. Notwithstanding the above, Executive may keep all of his personal files (i.e. personal rolodex, contacts contained in Executive palm pilot, etc.).
          (d) Non-Solicitation/Non-Hire. For a period of twelve months after the end of the Term of this Agreement, the Executive will not, directly or indirectly, solicit any employee of the Company to terminate his or her employment with the Company, other than his secretary and/or personal assistant (if hired during his tenure) or hire any person who is, and was when the Term of this Agreement ended, an employee of the Company. This paragraph will not, however, prevent a company with which the Executive is associated after the Term of this Agreement from advertising employment opportunities in trade publications or publications of general circulation, so long as those advertisements are not targeted at employees of the Company or its subsidiaries.
          (e) Non-Competition: Provided Company is not in breach of its obligations to make payments as required by this Agreement, until the latest of (i) the end of the Term of this Agreement, (ii) the end of the period, if any, during which the Executive will receive severance payments under Section 11 (d) of this Agreement, and (iii) if the Term of this Agreement terminates because of a resignation by the Executive without cause, the date specified in Section 2 for termination of the Term of this Agreement, the Executive will not directly or indirectly, whether as an employee, an owner or otherwise, be involved with any company that

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develops, publishes or distributes video games in the United States of America, including publishing or distributing video games over the internet. Nothing in this paragraph will, however, prevent the Executive from owning as a passive investor less than 1% of the outstanding shares of a company the shares of which are listed on a national securities exchange, or traded on a national trading market, in the United States of America.
     9. Intellectual Property Developed by Executive.
          (a) Ownership of Intellectual Property. The Executive acknowledges and agrees that the Company will be the owner of all rights with regard to inventions (whether or not patentable), processes, ideas, works of authorship and other intellectual properties developed, created or discovered by the Executive in the course of his work for the Company or acquired by the Executive as a result of his position with the Company (“Executive Intellectual Properties”). The Executive will, during or after the Term of this Agreement, execute and deliver to the Company, at the Company’s expense, any documents of assignment or confirmations of ownership that the Company reasonably requests to assign to the Company, or confirm the Company’s ownership of, particular Executive Intellectual Properties. In addition, the Executive will, during or after the Term of this Agreement, execute and deliver to the Company, at the Company’s expense, any applications for patents, copyrights or other intellectual property protections with regard to Executive Intellectual Properties that the Company requests, which will either show the Company as the owner of the Executive Intellectual Properties or will show the Executive as the owner of the Executive Intellectual Property, but will be accompanied by documents of assignment sufficient to transfer ownership of the Executive Intellectual Properties to the Company. The Executive irrevocably appoints the Company and each of its duly authorized officers and agents as the Executive’s agent and attorney in fact, to execute on behalf of the Executive, verify, and file any documents, and to perform any other lawful acts, that the Executive is required by this Paragraph to execute or to perform, with the same effect as though the Executive had executed the documents or performed the acts himself.
          (b) Waiver of Credit. The Executive expressly waives any rights the Executive may have to control the content or appearance of any Company Invention, to seek credit as its author/inventor or to seek compensation for any Company Invention in addition to the compensation to which the Employee is entitled under this Agreement for serving as an employee of the Company.
     10. Non-Disparagement: During and after the Term of this Agreement, neither the Company nor the Executive will take any action which is intended, or would reasonably be expected, to harm the other’s reputation or which would reasonably be expected to lead to unwanted or unfavorable publicity regarding the other of them. Nothing in this Section 10 will, however, (i) preclude the Executive from making non-defamatory statements regarding the Company and taking other actions in the course of engaging in legitimate competitive activities not prohibited by Section 8(e), (ii) preclude the Company from making any filings or public announcements that it is advised by counsel are required in order to ensure that it will comply with all applicable securities laws and securities exchange or securities quotation system rules, or

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(iii) preclude the Executive, the Company or any representative of the Company from testifying truthfully and completely, or from fully complying with any legal process, in any judicial or quasi-judicial proceeding or with regard to any governmental inquiry.
     11. Termination:
          (a) Death of Executive: The Executive’s employment, and the Term of this Agreement, will terminate automatically upon the Executive’s death. If the Term of this Agreement terminates because of the Executive’s death, the Company will pay to the Executive’s estate or designated beneficiary, (i) any salary that the Executive has earned but that remains unpaid as of the date of termination, any non-reimbursed business expenses and any bonus due for any completed fiscal year (“Accrued Amounts”), (ii) all installments of the Executive’s base salary that would be due during the remainder of the Term of this Agreement specified in Section 2 if the Executive had continued to be employed under this Agreement during the remainder of that term, and (iii) a pro rata portion of the Executive’s Incentive Bonus for the year in which the Term of this Agreement terminates determined as provided in Section 4(b) (the “Pro Rata Bonus). In addition, all stock options held by the Executive when the Term of this Agreement terminates because of the Employee’s death will become fully vested and immediately exercisable when the Term of this Agreement terminates, and will be exercisable for the period of one year after the day on which the Term of this Agreement terminates, or until such earlier date with regard to particular options as is the expiration date specified in those options. Notwithstanding the foregoing, such termination will not prejudice any benefits payable to the Executive or the Executive’s beneficiaries that are fully vested as of the date of termination pursuant to this Section 11(a).
          (b) Disability of the Executive: If the Executive is unable to perform in all material respects his duties under this Agreement because of physical or mental disability to the extent that a New York State licensed health care provider deems, in accordance with the procedure set forth below, that Executive is unable to substantially perform his usual and customary duties under this Agreement for a period of more than six consecutive months, the Company may, by a notice given to the Executive while the Executive continues to be unable to perform in all material respects his duties under this Agreement, terminate the Executive’s employment and the Term of this Agreement on a date specified in the notice (which may be the day the notice is given). In the event of such termination, the Company will pay Executive (i) the Accrued Amounts, (ii) all installments of the Executive’s base salary that would be due during the remainder of the Term of this Agreement specified in Section 2 if the Executive had continued to be employed under this Agreement during the remainder of that term, and (iii) the Pro Rata Bonus, and the Executive will remain eligible for such short-term and long-term disability benefits as the Company provides to its senior executives generally under any programs by which the Executive is covered. In that regard, following the termination of the Term of this Agreement, the Executive will, to the extent permitted by any applicable disability plan, be considered an employee solely for the purpose of receiving disability benefits under disability plans. During any period before or after the Term of this Agreement terminates when the Executive collects disability benefits under a plan or insurance policy maintained by the Company, the base salary

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to which the Executive is entitled under Section 4(a) or under this Paragraph will be reduced by the amount of the disability payments the Executive receives. All stock options held by the Executive when the Term of this Agreement terminates because of the Employee’s disability will become fully vested and immediately exercisable when the Term of this Agreement terminates, and will be exercisable for the period of one year after the day on which the Term of this Agreement terminates or until such earlier date with regard to particular options as the expiration date specified in those options. For the purposes of determining disability status under this Agreement, the parties agree that Executive shall be permitted in the first instance to seek certification of same from a licensed health care provider of his own choosing. Should Company have any reason to doubt the validity of the certification from the licensed health care provider chosen by Executive, the Company shall have the right, at Company’s expense, that Executive obtain the opinion of a second health care provider, approved by the Company. In the event that the second opinion described above materially differs from or contradicts the first opinion received from the health care provider chosen by the Executive, the Company reserves the right at its expense, to require that Executive obtain the opinion of a third health care provider approved jointly, through good faith consultations, by the parties. The opinion of the third health care provider shall be deemed final and binding on the parties.
          (c) Termination for Cause:
               (i) The Company will have the right to terminate the Executive’s employment and the Term of this Agreement for Cause at any time during the Term of this Agreement by a notice in writing to the Executive describing in detail the Cause that is the reason for the termination and the date (which may be the day on which the notice is given) on which the Term of this Agreement will terminate.
               (ii) For purposes of this Agreement, “Cause” will be defined as:
                    (A) Willful failure or refusal to attempt in good faith to perform any of Executive’s material duties, responsibilities, or obligations under this Agreement which is not cured within 10 days after a written notice to the Executive that failure to cure the failure will result in termination of the Term of this Agreement.
                    (B) Breach in a material respect of any of the covenants or agreements set forth in Section 8 or 10 of this Agreement which is not curable, or if it is curable, has not been cured within 10 days after proper written notice;
                    (C) Fraud, theft or material dishonesty that effects the Company;
                    (D) Conviction of a felony or plea of nolo contendre involving a felony, whether or not involving the Company;
                    (E) A breach in a material respect of any policy of the Company, of which Executive has received written notice, that says that violation may result in termination of employment; or

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                    (F) Gross neglect in carrying out the Executive’s duties, responsibilities, or obligations under this Agreement, which has a materially adverse effect on the Company.
               (iii) If the Company notifies the Executive that it is terminating the Term of this Agreement for Cause, the Executive may, within five days after the notice from the Company, request a hearing before the Compensation Committee of the Board regarding whether there in fact is Cause. If the Executive requests a hearing, the Term of this Agreement will not terminate under this Paragraph until the Compensation Committee has held the hearing and reasonably determined whether there was or was not Cause. If the Compensation Committee determines that there was not Cause, the Company’s notice will be deemed withdrawn, and the Executive’s employment under this Agreement will continue as though no notice had been given. If the Compensation Committee determines that there was Cause, the Term of this Agreement will terminate on the later of the day after the day on which the Compensation Committee makes the determination and the day specified in the notice the Company had given to the Executive.
               (iv) If the Company terminates the Term of this Agreement for Cause, the Executive will be entitled to the Accrued Amounts at the date the Term of this Agreement terminates, but the Executive will not be entitled to receive any bonus with regard to the fiscal year in which the Term of this Agreement terminates or any other incentive payments (other than unpaid balances of prior year bonuses, to the extent not precluded by law) and all stock options held by the Executive when the Term of this Agreement terminates will terminate when the Term of this Agreement terminates, and will no longer be exercisable after that time.
          (d) Termination by Company Without Cause or by Executive for Good Reason. If the Company terminates the Executive’s employment under this Agreement during its Term for any reason other than the Executive’s death or disability or Cause, or if the Executive voluntarily resigns for “Good Reason” (as defined below):
               (i) The Company will pay the Executive each month, without mitigation, the sum equal to one-twelfth of his annual base salary at the rate in effect when his employment terminates, and continue to provide the Executive with the medical benefits it has been providing in accordance with Section 6, for six months after the Executive’s employment terminates;
               (ii) If the Executive does not, within six months after the Executive’s employment terminates, obtain substantially full time employment with another employer, or become engaged in business on a substantially full time basis as a self-employed person, the Company will pay the Executive each month the sum equal to one-twelfth of his annual base salary at the rate in effect when his employment terminates, and continue to provide the Executive with the medical benefits it has been providing in accordance with Section 6, for an additional three months after the end of the six month period.

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               (iii) If the Executive does not, within nine months after the Executive’s employment terminates, obtain substantially full time employment with another employer, or become engaged in business on a substantially full time basis as a self-employed person, the Company will pay the Executive each month the sum equal to one-twelfth of his annual base salary at the rate in effect when his employment terminates, and continue to provide the Executive with the medical benefits it has been providing in accordance with Section 6, for an additional three months after the end of the nine month period.
               (iv) The Company will pay the Executive, promptly after it is determined, the Pro-Rata Bonus;
               (iv) All stock options held by the Executive will become fully vested and immediately exercisable when the Executive’s employment terminates, and will be exercisable for the period of three months (or, if the Executive’s employment terminates after the first anniversary of the Employment Date, the period of six months) after the day on which the Executive’s employment terminates or until such earlier date with regard to particular options as the expiration date specified in those options,
               (v) For purposes of this Agreement, a resignation by the Executive will be for: Good Reason if it occurs within 60 days after the occurrence or any of the following:
                    (A) a change in the Executive’s direct reporting relationship from that provided in Paragraph 1;
                    (B) a material diminution or adverse change in the Executive’s position, office or duties (other than temporarily while Executive is incapacitated);
                    (C) the assignment to the Executive of duties that are inconsistent in a material respect with the Executive’s position, and failure to withdraw the assignment of those duties within 10 days after written notice from the Executive to the Company that failure to withdraw the assignment of those duties will result in the Executive’s resignation for Good Reason;
                    (D) a Change of Control and, within one year after the Change of Control, a change in the location of the Employee’s principal office, without the Executive’s consent, to a location outside the New York City metropolitan area; or
                    (E) a material breach of this Agreement by the Company, and failure to cure the breach within 10 days after notice from the Executive to the Company that failure to cure the breach will result in the Executive’s resignation for Good Reason.
               (vi) For the purposes of this Agreement, a “Change of Control” means: (i) the direct or indirect sale, lease, exchange or other transfer of all or substantially all (35% or more) of the assets of the Company to any person or entity or group of persons or entities acting in concert as a partnership or other group (a “Group of Persons”); (ii) the merger consolidation

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or other business combination of the Company with or into another corporation with the effect that the shareholders of the Company, immediately following the merger, consolidation other business combination, hold 35% or less of the combined voting power of the then outstanding securities of the surviving corporation of such merger, consolidation or other business combination ordinarily having the right to vote in the election of directors; (iii) the replacement of a majority of the Board of Directors in any given year as compared to the directors who constituted the Board of Directors at the beginning of such year, and such replacement shall not have been approved by the Board of Directors, as constituted at the beginning of such year; and/or (iv) a person or group of persons shall, as a result of a tender or exchange offer, open market purchase, privately negotiated purchase or otherwise, have become a beneficial owner (within the meaning of Rule 13-d under the Securities Exchange Act of 1934, as amended) of securities of the Company representing 35% or more of the combined voting power of the then outstanding securities of such corporation ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors.
          (f) Resignation of Executive without Good Reason. If the Executive resigns during the Term of this Agreement other than for Good Reason, the Term of this Agreement will terminate on the effective date of the resignation and the Executive will be entitled to the Accrued Amounts at the effective date of the resignation, but the Executive will not be entitled to receive any bonus with regard to the fiscal year during which the Executive resigns or the fiscal year during which the resignation becomes effective, or to any other incentive payments (other than unpaid balances of prior year bonuses) after the Executive resigns, and all stock options held by the Executive will terminate when the Executive resigns and will no longer be exercisable after that time. The termination of the Term of this Agreement under this Paragraph will not preclude the Company from seeking damages or any other relief to which it is entitled because the Executive did not fulfill his obligations under this Agreement for the entire term specified in Section 2.
          (g) Sole Compensation to Executive because of Termination. The payments and benefits to which the Executive is entitled under this Section 11 will be the sole compensation to which the Executive is entitled following, or as a result of, the termination of the Executive’s employment prior to the termination date specified in Section 2. The Company may condition the making of any payments under this Section 11 upon the Executive’s delivering to the Company a document in which the Executive releases the Company from, and waives any rights against the Company with regard to, any claims or liabilities relating to the employment of the Executive under this Agreement or the termination of this Agreement, other than (i) rights under this Section 11 and (ii) any Accrued Amounts at the date when the Term of this Agreement terminates. Neither this paragraph, nor the release and waiver, will affect any vested rights the Executive has when the Term of this Agreement terminates under any incentive or benefit plans in which the Executive participates. The Executive shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement, including, without limitation, any severance provided for in this Section 11, by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Agreement be reduced or subject to any type of setoff as the result of self-employment or services performed for another

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employer or third party or for any other reason. Notwithstanding the foregoing, in the event that any portion of the Executive’s Annual Salary has been earned but not paid or any reimbursable business expenses have been incurred by the Executive but not reimbursed, in each case to the date of termination of his employment, such amounts shall be paid to the Executive within ten (10) days following such date of termination.
     12. Effect of Change of Control. If there is a Change in Control, as that term is defined in Section 11(d)(vi), after March 31, 2007, at the time when the Change of Control occurs, all stock options held by the Executive will become fully vested and immediately exercisable, all restricted stock of the Company held by the Executive will become non-forfeitable and all other unvested rights of the Executive under incentive plans of the Company will become fully vested and non-forfeitable.
     13. Governing Law.
          (a) Governing Law. This Agreement will be governed by and construed under the laws of the State of New York without giving effect to any principles of conflicts of laws that would apply the laws of any other jurisdiction.
          (b) Arbitration. Except as provided in Section 13(c), all controversies or claims arising out of or relating to this Agreement, or otherwise relating to or arising from the Executive’s employment during the Term of this Agreement or the termination of that employment, will be resolved by binding arbitration before a single arbitrator conducted in New York County in accordance with the rules of the American Arbitration Association then in effect, and any award that may be rendered by the arbitrator may be enforced in any state or Federal court sitting in New York County, New York. The arbitrator will have no authority to change or modify any provision of this Agreement. The Executive will be entitled to reimbursement for reasonable attorneys’ fees in any arbitration proceeding brought in accordance with this Paragraph unless the arbitrator determines that the Executive’s overall position in the arbitration is frivolous or that the Executive asserted it in bad faith.
          (c) Claims not Subject to Arbitration Section 13(b) will not apply to an effort by the Company to enforce, or to recover damages for a breach of, any material provision of Section 8, 9 or 10. Any action or proceeding relating to any of those provisions may be brought in any state or federal court sitting in New York County, New York. The Company and the Executive each (i) consents to the personal jurisdiction of each of those courts in any action or proceeding relating to any provision of Section 8, 9 or 10, (ii) agrees not to object to, or seek to change, the venue of any such action or proceeding brought in any of those courts, whether because of inconvenience of the forum or otherwise (but nothing in this Paragraph will prevent a party from removing an action or proceeding from a state court to a Federal court sitting in that county) and (iii) agrees that process in any such action or proceeding may be served by registered mail or in any other manner permitted by the rules of the court in which the action of proceeding is brought.

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          (d) Right to Injunction. The Executive acknowledges that if the Executive breaches any of his material obligations under any of Sections 8, 9 and 10, the Company is likely to suffer irreparable damages the amount of which cannot readily be calculated. Therefore, the Executive agrees that the Company will be entitled to seek injunctive or other equitable relief with regard to any threatened or ongoing violation of any of those provisions. That relief will be in addition to, and not instead of, any other relief to which the Company is entitled.
     14. Benefit of the Agreement. This Agreement will be for the benefit of the Executive and the Company and any permitted successors or assigns.
     15. Assignment:
          (a) The Company: The Company may not assign any of its rights or obligations under this Agreement, except that the Company may assign its rights and obligations under this Agreement to any purchaser, or person who otherwise becomes the owner, of all or substantially all of the Company’s business or assets and which is obligated to fulfill the Company’s obligations under this Agreement by operation of law, agreement, or otherwise.
          (b) The Executive: The Executive may not assign or delegate any of his rights or obligations under this Agreement, except that if the Executive dies, his monetary rights under this Agreement will inure to the benefit of his estate or designated beneficiary as provided in Section 11(a).
     16. Miscellaneous:
     a) No Conflict: The Executive represents and warrants that neither his employment with the Company nor his performance of any of his obligations under this Agreement will conflict with or violate any obligations the Executive has to any other person, whether under an agreement or otherwise.
     b) Legal Fees: The Executive will be reimbursed for the agreed to legal fees incurred in the negotiation and review of the Employment Agreement which are $30,000.00 (gross). The Executive’s attorney shall bill Atari, Inc. directly for such fees, with narrative, and the invoice shall be paid within thirty (30) days after the delivery of his invoice.
     c) Cooperation:
               (i) Following termination of the Term of this Agreement, the Executive will cooperate with the Company, as reasonably requested by the Company and subject to the Company’s reimbursement of the Executive’s reasonable out-of-pocket expenses, to effect an orderly transition of the Executive’s responsibilities and to ensure that the Company is aware of all material matters being handled by Executive.
               (ii) During and after the Term of this Agreement, the Executive will, at the Company’s expense, provide all information and other assistance that the Company may

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reasonably request in connection with any legal, quasi-legal or other governmental proceeding, including any external or internal investigation, involving the Company or any of its affiliates relating to activities in which Executive was involved during the Term of this Agreement and in which Executive’s interests are not adverse to those of the Company.
          (c) Entire Agreement: This Agreement contains the entire agreement between the parties regarding the subject matter of this Agreement and supercedes any prior agreements or understandings between the parties regarding that subject matter.
          (d) Amendment: This Agreement may be amended only by a writing which makes express reference to this Agreement and which is signed by the Executive and by the Company.
          (e) Severability: If any provision of this Agreement is held to be invalid or unenforceable in whole or in part, the remainder of this Agreement will remain in full force and effect, and the invalid or unenforceable provision wilt be deemed modified to the extent necessary to make the provision valid and enforceable while carrying out to the fullest extent possible the intent of the parties expressed in the original provision.
          (f) Construction: The headings and captions of this Agreement are for convenience only and are not intended to have no effect in construing or interpreting this Agreement. The language in this Agreement will in all cases be construed according to its fair meaning and not strictly for or against the Company or the Executive. As used in this Agreement, the word “Company” includes the Company and its subsidiaries and any purchaser of, or successor to, all or substantially all of the Company’s business or assets which is obligated to fulfill the Company’s obligations under this Agreement by operation of law, agreement, or otherwise
          (g) Notices: Any notice or other communication under or with respect to this Agreement must be in writing and will be deemed given when it is delivered in person or sent by facsimile or email transmission to the Company or the Executive, as the case may be, at the Company’s principal offices, or on the third day after the day on which it is mailed to the Company or the Executive, as the case may be, by first class mail addressed to the Company or the Executive at the Company’s principal offices, except that after the Term of this Agreement terminates, any notice or other communication to the Executive will be deemed given when it is delivered in person or sent by facsimile or email transmission, or on the third day after the day on which it is mailed by first class mail, to the Executive at an address specified by the Executive to the Company in the manner provided in this Paragraph (or, if the Executive does not specify an address, at the Company’s principal offices). Courtesy copies of all notices to Executive will be sent to Uncyk, Borenkind and Nadler, LLP, 114 West 47th Street, 22nd floor, New York, NY 10036-8401, Attn: Barry H. Platnick, Esq.

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          (h) Insurance and Indemnification:
               (i) The Company will include the Executive as an insured under any directors and officers liability insurance policy maintained by the Company during the Term of this Agreement.
               (ii) The Company will indemnify the Executive to the fullest extent permitted by law and the Company’s certificate of incorporation and by-laws with regard to claims or liabilities during the Term of this Agreement or relating acts of the Executive as an officer and employee of the Company during the Term of this Agreement.
          (i) Counterparts: This Agreement may be executed in one or more counterparts, some of which may contain signatures of fewer than all the parties or may contain facsimile copies of the signatures of some of the parties. Each of those counterparts will be an original copy of this Agreement, but all of them together will constitute one and the same agreement.

ATARI, INC.

By:		9/1/2006

	Bruno Bonnell	Date
Chairman of the Board &
Chief Creative Officer

ACCEPTED AND AGREED TO:

By:		9/1/2006

	David Pierce	Date